Exhibit 10.25

HERMES FUND MANAGERS LIMITED
LONG TERM INCENTIVE PLAN

Adopted by the board of directors of the Company on
[2 July 2018]

529849_1

Exhibit 10.25

CONTENTS
Rule    Page
1.    DEFINITIONS AND INTERPRETATION    3
2.    GRANT OF AWARDS    5
3.    VESTING OF AWARDS    7
4.    CONSEQUENCES OF VESTING    7
5.    LEAVERS AND OTHER FORFEITURE CIRCUMSTANCES    9
6.    VALUATION AND SALES WINDOWS    10
7.    LISTING OF SHARES; WINDING UP    10
8.    TAXATION    11
9.    ADJUSTMENT OF AWARDS    11
10.    CIRCUMSTANCES IN WHICH MALUS AND CLAWBACK CAN APPLY    11
11.    OPERATION OF MALUS AND CLAWBACK    12
12.    ALTERATIONS    14
13.    MISCELLANEOUS    14

302037882 v2

529849_1

Exhibit 10.25

1.	DEFINITIONS AND INTERPRETATION

1.1	In the Plan, unless the context otherwise requires:
"Award" means an award of the beneficial ownership of Shares granted under the Plan;
"Award Agreement" means the agreement entered into under Rule 2.7;
“Award Holder” means an Employee or former Employee who holds an Award under the Plan (including the personal representatives of a deceased Award Holder);
"Award Shares" means the Shares subject to an Award;
"Bad Leaver" means an Award Holder whose employment with a Group Company is terminated by reason of Cause;
"Board" means the board of directors of the Company or a duly authorised committee of the Board or a duly authorised person appointed by the board of directors of the Company or such committee of the Board;
"Cause" means (i) the Award Holder materially violating the ‘standards of conduct’; (ii) the Award Holder violating a term or terms of the Award Agreement or any employment contract; (iii) the Award Holder being insubordinate or engaging in unprofessional conduct directed at clients, customers, co-workers or management personnel; (iv) the Award Holder’s refusal to perform the Award Holder’s duties in good faith and to the best of his or her ability (v) any wilful, negligent or grossly negligent conduct by the Award Holder which does or may result in damage to the professional reputation or capabilities of the Company; (vi) any wilfully negligent or grossly negligent conduct by the Award Holder which causes the Company to be the subject of scorn, disrespect, negative publicity or embarrassment. For purposes of this definition, the Award Holder shall be in violation of the ‘standard of conduct’ if the Award Holder does not abide by all Company (and, as applicable, other Group Company) rules, codes of conduct, regulations, policies, practices and procedures, which the Company (or, as applicable, a Group Company) may amend from time to time, and all applicable compliance, legal and regulatory requirements (whether domestic, foreign or local).
"Clawback Amount" means an amount determined under Rule 11.3;
"Company" means Hermes Fund Managers Limited (registered in England and Wales with registered number 1661776);
"Completion" means the completion of the acquisition of 60% of the issued share capital of the Company by Federated;
"Employee" means an employee or full time director of the Company or any Group Company;
“Fair Value" means the fair value of a Share determined in accordance with Article 6.4 of the Company’s articles of association;
“Federated" means Federated Holdings (UK) II Limited (registered in England under registered number 11227851) whose registered office is at 5th Floor One New charge, London, United Kingdom EC4M 9AF;
"Good Leaver" means an Award Holder who ceases to be an Employee by reason of

(a)	ill-health or disability (evidenced to the satisfaction of the Board); or

(b)	death;
“Grant Date" means the date on which an Award is granted;

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Exhibit 10.25

"Group" means the Company and its subsidiaries and holding companies (within the meaning of those terms in section 1159 of the Companies Act 2006) and any subsidiary of the Company’s holding company, and “Group Company” shall be construed accordingly;
"ITEPA" means the Income Tax (Earnings and Pensions) Act 2003;
"Listing" means the first date on which any part of the Company's share capital is admitted to trading on a Recognised Stock Exchange, or traded on the Alternative Investment Market of the London Stock Exchange plc;
"Other Leaver" means an Award Holder who ceases to be an Employee in circumstances where the Award Holder is neither a Good Leaver nor a Bad Leaver;
"Plan" means the Hermes Long Term Incentive Plan as amended from time to time;
"Pool A Award" means an Award which Vests in accordance with the provisions of Rule 3.2;
"Pool B Award" means an Award which Vests in accordance with the provisions of Rule 3.3;
"Recognised Stock Exchange" means any stock exchange which is a recognised stock exchange pursuant to section 1005(1) of the Income Tax Act 2007;
"Roll-over Awards" means the Awards set out in the schedule provided to the Trustee by the Company, each one being a “Roll-over Award”;
"Rule" means a rule of the Plan;
"Sale Window" means a continuous period of at least 30 days beginning on or, as determined by the Board in its discretion as contemplated in Rule 6.3, shortly after the fourth anniversary of Completion and each subsequent anniversary of Completion, as the Board may specify by notice to the Award Holder in accordance with the provisions of Rule 6.4;
"Share" means a fully paid ordinary share in the capital of the Company;
"Taxable Event" means any of the following events which may give rise to liabilities for income tax, with or without corresponding liabilities for national insurance contributions (or their equivalent in any jurisdiction):

(c)	the acquisition of an interest in the Award Shares;

(d)	the Vesting of the Award Shares;

(e)	the sale or transfer of an interest in the Award Shares; and

(f)	any other taxable event in relation to the Award Shares.
"Tax Liability" means any amount of any PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contributions in any jurisdiction) (but not employer national insurance contributions or similar liability) arising on a Taxable Event for which an Award Holder would or may be liable and for which any Group Company or former Group Company would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority, and any interest and penalties save where they have arisen due to the Company’s delay or mistake;
"Trustee" means the trustee for the time being of the Hermes Employee Benefit Trust;
"Unvested Shares" means those Shares in respect of which an Award has not Vested;

529849_1

Exhibit 10.25

"Valuation Trigger Date" means any of:

(a)	a date on which any tranche of Award Shares is due to Vest under Rules 3.2 or 3.3, and/or

(b)	the third anniversary of Completion and each subsequent anniversary of Completion;
"Valuation Expert" means an independent firm of chartered accountants or an investment bank;
"Vest" means Award Shares ceasing to be subject to certain risks of forfeiture and the Award Holder acquiring certain other rights in relation to the Award Shares as set out in Rule 4, and Vesting shall be construed accordingly;
"Vested Shares" means those Shares in respect of which an Award has Vested;
"Vesting Commencement Date" means the date from which the Vesting of an Award is calculated and which shall, unless the Board in its discretion determines that a different Vesting Commencement Date shall apply to a particular Award or Awards, be an anniversary of Completion;
"Vesting Period" means, in relation to each tranche of an Award, the period between the Vesting Commencement Date and the date on which that tranche of an Award Vests in accordance with Rules 3.2 or 3.3.

1.2	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3	Where the context admits, a reference to the singular includes the plural and a reference to the male includes the female.

1.4	Expressions in italics and headings are for guidance only and do not form part of the Plan.

2.	GRANT OF AWARDS

2.1	Timing of grant

(a)	The Board shall grant the Roll-over Awards as soon as reasonably practicable after Completion.

(b)	Thereafter, subject to Rule 2.3, the Board may resolve to grant an Award to any Employee as it may in its absolute discretion determine:

(i)	on or as soon as reasonably practicable after each anniversary of Completion; and

(ii)	at such other times when the Board, in its absolute discretion, considers that circumstances exist such as to justify the grant of an Award.

2.2	Nature of an Award
An Award shall take the form of a transfer for no consideration of the beneficial ownership of the Award Shares to an Award Holder. Legal title to the Award Shares shall remain with the Trustee (in its capacity as nominee for the Award Holder).

2.3	Limits on the grant of Awards

(a)	The total number of Shares over which the Board may grant Awards on any date shall not exceed the total number of Shares then held by the Trustee in respect of which the beneficial ownership:

529849_1

Exhibit 10.25

(i)	is not already subject to an Award; and

(ii)	has not already been acquired by Federated.

(b)
In the event that on any date the Board grants Awards over a total number of Shares in excess of that determined under Rule 2.3(a), the number of Shares comprised in each Award granted on that date shall be reduced pro-rata so that the total number of Shares over which those Awards take effect does not cause the number determined under Rule 2.3(a) to be exceeded.

2.4	Size of an Award
Subject to Rule 2.3, the Board may grant an Award to an Employee over such number of Award Shares as the Board may in its absolute discretion determine.

2.5	Type of an Award
Each Roll-over Award shall comprise a Pool A Award and a Pool B Award as set out in the schedule provided to the Trustee by the Company. All other Awards shall be Pool A Awards.

2.6	Mechanics of grant
Once the Board has resolved to grant an Award, the Company, Federated and the Award Holder shall execute an Award Agreement in relation to the Award. The Company shall then procure that the Trustee transfers beneficial ownership of the relevant Award Shares to the Award Holder as soon as reasonably practicable after the Award Agreement has been executed by all parties.

2.7	Contents of the Award Agreement
The Award Agreement shall:

(a)	specify the number of Award Shares,

(b)	specify the Vesting Commencement Date in relation to the Award (which shall in respect of the Roll-over Awards by 1 July 2018);

(c)	in the case of a Roll-over Award, specify the number of Award Shares comprised in each of the Pool A Award and a Pool B Award;

(d)	contain an indemnity in relation to any Tax Liability;

(e)	contain an undertaking that the Award Holder shall not exercise any voting rights attaching to the Award Shares;

(f)	contain provisions under which the Award Holder may sell the beneficial ownership of the Award Shares to Federated pursuant to Rule 4.2 or Rule 4.6,

(g)	contain an agreement to and acceptance of the provisions of Rules 10 and 11;

(h)	save in respect of the Roll-over Awards, contain any additional terms or conditions in relation to an Award as the Board may specify; and

(i)	contain a power of attorney in favour of Hermes to facilitate the operation of the Plan, and in particular (but without limitation) the provisions of Rules 5, 7, 8, 9 and 11.

2.8	Non-transferability of Award Shares

529849_1

Exhibit 10.25

The Award Holder shall not transfer assign, charge or otherwise dispose of his or her interest in the Award Shares (except on his or her death to his or her personal representatives, or to Federated pursuant to any provision of the Plan under which the Award Holder is entitled or may be required to sell his or her Award Shares to Federated).

3.	VESTING OF AWARDS

3.1	Timing of Vesting
Subject to Rule 3.4, an Award shall Vest in accordance with the provisions of Rule 3.2 (for a Pool A Award) or Rule 3.3 (for a Pool B Award), except where earlier Vesting occurs under Rule 5 or Rule 7.

3.2	Timing of Vesting: Pool A
Award Shares comprised in a Pool A Award shall Vest in three tranches:

(a)	As to 20% of the Award Shares (rounded down to the nearest whole number of Shares) on the third anniversary of the Vesting Commencement Date;

(b)	As to a further 30% of the Award Shares (rounded down to the nearest whole number of Shares) on the fourth anniversary of the Vesting Commencement Date; and

(c)
As to the remainder of the Award Shares on the earlier of the fifth anniversary of the Vesting Commencement Date and/or the day before the fifth anniversary of the date on which the Award Holder acquired beneficial ownership of the Award Shares.

3.3	Timing of Vesting: Pool B
Award Shares comprised in a Pool B Award shall Vest in two tranches:

(a)	As to 50% of the Award Shares (rounded down to the nearest whole number of Shares) on the date which is thirty-nine (39) months after the Vesting Commencement Date; and

(b)	As to the remainder of the Award Shares on the date which is fifty-one (51) months after the Vesting Commencement Date.

3.4	Notice
An Award shall cease to Vest immediately upon the Award Holder giving or being given notice to terminate the Award Holder’s employment.

4.	CONSEQUENCES OF VESTING

4.1	Release of forfeiture risk
When a tranche of an Award Vests, the risk of forfeiture under Rule 5.2(a) shall cease to apply to the Shares comprised in that tranche of the Award.

4.2	Right to sell Award Shares
The Award Holder may sell his or her beneficial interest in Vested Shares to Federated at the times specified in Rules 4.3, 4.4 and 4.5. The price at which the Award Holder may sell his or her beneficial interest in Vested Shares to Federated shall be Fair Value applying during the relevant Sale Window.

529849_1

Exhibit 10.25

4.3	Timing of sale: Pool A
The beneficial interest in Vested Shares comprised in a Pool A Award shall become capable of sale at the following times:

(a)	As to one third of the Vested Shares (rounded down to the nearest whole number of Shares) during the first Sale Window following the sixth anniversary of the Vesting Commencement Date;

(b)	As to a further one third of the Vested Shares (rounded down to the nearest whole number of Shares) during the first Sale Window following the seventh anniversary of the Vesting Commencement Date; and

(c)
As to the remainder of the Vested Shares during the first Sale Window following the eighth anniversary of the Vesting Commencement Date and thereafter the first Sale Window following each subsequent anniversary of the Vesting Commencement Date.

4.4	Timing of sale: Pool B
The beneficial interest in Vested Shares comprised in a Pool B Award shall become capable of sale during the first Sale Window following the fourth anniversary of the Vesting Commencement Date and thereafter the first Sale Window following each subsequent anniversary of the Vesting Commencement Date.

4.5	Shares remain saleable
Where an Award Holder does not sell his or her beneficial interest in Vested Shares which has become capable of sale to Federated under Rules 4.3 or 4.4 during a Sale Window, the beneficial interest in those Vested Shares shall remain capable of sale to Federated, and the Award Holder may sell his or her beneficial interest in some or all of those Vested Shares during the next and/or any subsequent Sale Window.

4.6	Federated’s call right
Federated shall have the right to purchase the beneficial interest in Vested Shares from an Award Holder at the times specified in Rules 4.7, 4.8 and 4.9. The price at which Federated may purchase the beneficial interest in Vested Shares from an Award Holder shall be Fair Value at the beginning of the relevant Sale Window.

4.7	Timing of purchase: Pool A
The beneficial interest in Vested Shares comprised in a Pool A Award may be purchased by Federated at the following times:

(a)	As to one third of the Vested Shares (rounded down to the nearest whole number of Shares) during the first Sale Window following the sixth anniversary of the Vesting Commencement Date;

(b)	As to a further one third of the Vested Shares (rounded down to the nearest whole number of Shares) during the first Sale Window following the seventh anniversary of the Vesting Commencement Date; and

(c)
As to the remainder of the Vested Shares during the first Sale Window following the eighth anniversary of the Vesting Commencement Date and thereafter the first Sale Window following each subsequent anniversary of the Vesting Commencement Date.

529849_1

Exhibit 10.25

4.8	Timing of purchase: Pool B
The beneficial interest in Vested Shares comprised in a Pool B Award may be purchased by Federated during the first Sale Window following the fourth anniversary of the Vesting Commencement Date and thereafter the first Sale Window following each subsequent anniversary of the Vesting Commencement Date.

4.9	Shares remain purchasable
Where Federated does not purchase the beneficial interest in any of the Vested Shares which it has become entitled to purchase under Rules 4.7 or 4.8 during a Sale Window, the beneficial interest in those Vested Shares shall remain capable of purchase by Federated, and Federated may purchase the beneficial interest in some or all of those Vested Shares during the next and/or any subsequent Sale Window.

5.	LEAVERS AND OTHER FORFEITURE CIRCUMSTANCES

5.1	Good Leavers
If an Award Holder ceases to be an Employee in circumstances where the Award Holder is a Good Leaver, the Award Holder’s Award shall Vest immediately on the cessation of the Award Holder’s Employment, and Federated shall have the right but not the obligation to purchase the Award Holder’s beneficial interest in Award Shares for Fair Value and the Award Holder as a Good Leaver shall have the right but not the obligation, upon notice to Federated, to sell the Award Holder's beneficial interest in Award Shares to Federated for Fair Value.

5.2	Other Leavers
If an Award Holder ceases to be an Employee in circumstances where the Award Holder is an Other Leaver:

(a)	the Award Holder shall be obliged to transfer the beneficial ownership of his or her Unvested Shares to the Trustee for no consideration; and

(b)	the Award Holder’s Vested Shares shall continue to be subject to the provisions of Rules 4.2 to 4.9.

5.3	Bad Leavers and other forfeiture circumstances
If an Award Holder ceases to be an Employee in circumstances where the Award Holder is a Bad Leaver, or if the Award Holder is declared bankrupt, or if the Award Holder attempts or purports to transfer, assign, charge or otherwise dispose of Award Shares (except on his or her death to his or her personal representatives, or to Federated pursuant to any provision of the Plan under which the Award Holder is entitled or may be required to sell his or her Award Shares to Federated), the Award Holder shall be obliged to transfer the beneficial ownership of his or her Vested Shares and Unvested Shares to the Trustee for no consideration.

5.4	Meaning of ceasing employment

(a)
An Award Holder shall be treated for the purposes of Rule 3.4 and/or this Rule 5 as ceasing to be an Employee on the earlier of (i) the date he or she gives or receives notice to terminate his or her employment or (ii) the first date on which he or she is no longer an Employee of any Group Company.

(b)
If any Award Holder ceases to be such an Employee before the Vesting of his or her Award in circumstances where he or she retains a statutory right to return to work then he or she shall be treated as not having ceased to be such an Employee until

529849_1

Exhibit 10.25

such time (if at all) as he or she ceases to have such a right to return to work while not acting as an Employee.

(c)	The reason for the termination of office or employment of an Award Holder shall be determined for the purposes of Rules 5.1 to 5.3 regardless of whether such termination was lawful or unlawful.

(d)	For the avoidance of doubt, an Award ceases to vest immediately upon an Award Holder giving or being given notice of termination as provided in Clause 3.4.

5.5	Timing of Federated’s purchase of Award Shares
Where Federated has the right to purchase the Award Holder’s beneficial interest in Award Shares under this Rule 5, Federated may exercise that right at any time after that right has arisen, and in particular (but without limitation) may delay its exercise of its right until the next occasion on which Federated is notified of the Fair Value of the Award Shares by the Valuation Expert in accordance with Rule 6.3.

6.	VALUATION AND SALES WINDOWS

6.1
At least 30 days prior to a Valuation Trigger Date, the Board shall appoint a Valuation Expert (which shall act as expert and not as arbitrator) to determine the Fair Value of the Award Shares. The Board may appoint a Valuation Expert to determine the Fair Value of the Award Shares at any other time the Board considers necessary.

6.2	The Valuation Expert shall be requested to determine Fair Value as at relevant Valuation Trigger Date, and to notify the Board and Federated of its determination prior to that Valuation Trigger Date.

6.3
Prior to the fourth anniversary of Completion and each subsequent anniversary of Completion, the Board shall determine the commencement date and duration of a Sale Window. The Sale Window shall commence on the relevant anniversary of Completion, provided that in the event the Valuation Expert has not notified the Board of its determination under Rule 6.3 within a reasonable time before the relevant anniversary of Completion, the Board may determine that the Sale Window shall commence on a date as soon as reasonably practicable after the Valuation Expert has notified the Board of its determination under Rule 6.3.

6.4
Once the Board has determined the commencement date and duration of a Sale Window under Rule 6.4, it shall notify Award Holders of the commencement date and duration of the Sale Window, and the Fair Value of the Award Shares applying during that Sale Window.

7.	LISTING OF SHARES; WINDING UP

7.1	Listing
In the event of a Listing:

(a)
the Unvested Shares comprised in each tranche of an Award (as set out in Rule 3.2 for a Pool A Award and in Rule 3.3 for a Pool B Award) shall continue to Vest in accordance with the terms of this Plan (i.e., Rule 3) and, upon Vesting, the Award Shares may be sold by the Award Holder in the open market;

(b)	Vested Shares may be sold by the Award Holder in the open market; and

(c)
all rights of or obligations on Federated to purchase Award Shares, and all rights of or obligations on an Award Holder to sell Award Shares to Federated, under any Rule, shall cease to apply or have any effect immediately on the Listing.

529849_1

Exhibit 10.25

7.2	Winding up
In the event that:

(a)	the Company passes a resolution for a voluntary winding up of the Company; or

(b)	an order is made for the compulsory winding up of the Company, all Awards shall Vest on the date of such event if they have not then Vested.

8.	TAXATION

8.1	Tax indemnity
The Award Holder shall be responsible for any Tax Liability arising on the occurrence of any Taxable Event.

8.2	Payment of Tax Liability
The Award Agreement shall contain provisions under which the Award Holder shall be enabled to sell sufficient Award Shares to Federated to satisfy any Tax Liability arising on the occurrence of any Taxable Event. The terms of any such sales shall be as specified in the Award Agreement.

9.	ADJUSTMENT OF AWARDS
In the event of:

(a)	any variation of the share capital of the Company; or

(b)	a demerger, special dividend or other similar event which affects the Fair Value of Shares to a material extent, the Board may, at its discretion, make such adjustments to the number of Award Shares comprised in an Award as it considers appropriate, provided that such changes are not to the detriment of the Award Holder.

10.	CIRCUMSTANCES IN WHICH MALUS AND CLAWBACK CAN APPLY

10.1	This Rule 10 applies in relation to an Award if:

(a)	either or both of Rules 10.2 and/or 10.3 apply; and

(b)	Rule 10.4 applies.

10.2	This Rule 10.2 applies in relation to an Award if the Board, at its discretion, determines that any of the following circumstances exist:

(a)	the Award Holder has participated in or was responsible for conduct which resulted in significant losses to a Group Company;

(b)	the Award Holder has failed to meet appropriate standards of fitness and propriety;

(c)	the Company has reasonable evidence of fraud or material dishonesty by the Award Holder;

(d)	the Company has become aware of any material wrongdoing on the part of the Award Holder;

529849_1

Exhibit 10.25

(e)
the Award Holder has acted in any manner which in the opinion of the Board has brought or is likely to bring any Group Company into material disrepute or is materially adverse to the interests of any Group Company;

(f)	there is a breach of the Award Holder’s employment contract that is a potentially fair reason for dismissal;

(g)	the Award Holder is in breach of a fiduciary duty owed to any Group Company or any client or customer of any Group Company;

(h)	the Award Holder participates in a ‘lift out’ of a team or group of Employees, or whether alone or with others entices or otherwise encourages a team or group of Employees to move to another firm;

(i)
an Award Holder who has ceased to be an Employee was in breach of his or her employment contract or fiduciary duties in a manner that would have prevented the grant or Vesting of the Award had the Company been aware (or fully aware) of that breach, and which the Company was not aware (or not fully aware) until after:

(i)    both:

(aa)	the Award Holder’s ceasing to be an employee; and

(bb)	the time Award Vested; or
(ii)    there was a material error in:

(aa)	determining whether the Award should be granted; or

(bb)	determining the size and nature of the Award.

10.3	This Rule 10.3 applies in relation to an Award if the Board, at its discretion, determines that either of the following circumstances exist:

(a)	a Group Company mis-stated any financial information (whether or not audited) for any part of any financial year that was taken into account in:

(i)	determining whether the Award should be made; or

(ii)	determining the size and nature of the Award; or

(b)	a Group Company or business unit that employs or employed the Award Holder, or for which the Award Holder is responsible, has suffered a material failure of risk management.

10.4
This Rule 10.4 applies in relation to an Award if the Board, at its discretion, determines that, if the circumstances mentioned in Rules 10.2 or 10.3 had existed, and the Board had been fully aware that they existed at the date on which the Award was granted, then:

(a)	the Board would not have granted the Award; or

(b)	the Board would have granted the Award in relation to a smaller number of Shares.

10.5	If the Board makes a determination in relation to an Award under this Rule 10, it must do so within three years of becoming aware of the circumstances mentioned in Rules 10.2 or 10.3.

529849_1

Exhibit 10.25

11.	OPERATION OF MALUS AND CLAWBACK

11.1	This Rule 11 applies to an Award if Rule 10 applies to the Award.

11.2
The Board may determine that such number of Award Shares (up to the total number of Award Shares, and whether Vested Shares or Unvested Shares) as the Board considers to be fair and reasonable, taking into account of all circumstances that the Board considers to be relevant, shall be forfeited by the Award Holder for no consideration.

11.3
If at the end of the determination under Rule 10.4, the Award has Vested and the Award Holder has sold the beneficial ownership of some or all of the Award Shares to Federated, the Board may determine a Clawback Amount in relation to the Award.

11.4
The Clawback Amount shall be such amount as the Board considers to be fair and reasonable, taking account of all circumstances that the Board considers to be relevant, but shall not be more than the greater of:

(a)	the Fair Value of those Award Shares sold to Federated, measured on the date of Vesting, and

(b)	the Fair Value of those Award Shares sold to Federated, measured on the date of the determination.

11.5
If the Award Holder has paid or is liable to pay any amount of a Tax Liability which cannot be recovered from or repaid by any relevant tax authority (whether directly or indirectly), the Board may in its discretion decide to, or where Rule 10.3 applies, will, reduce the Clawback Amount to take account of this amount. In deciding whether to reduce the Clawback Amount, the Board shall take account of such factors as it thinks fit, which may include market practice, corporate governance rules and guidelines, and the expectations of shareholders.

11.6
For the avoidance of doubt, the Board is not obliged to determine a Clawback Amount in relation to any particular Award, even if the Board does determine a Clawback Amount in relation to other Awards to the same or other Award Holders which were granted or which Vested on the same date or dates.

11.7
The Award Holder shall reimburse the Company for the Clawback Amount, in any way acceptable to the Board, on or as soon as possible after the Board determines a Clawback Amount in relation to the Award. If the Award Holder fails to reimburse the Company within 30 days after the determination, the Company shall obtain reimbursement from the Award Holder in any (or a combination of the following ways:

(a)
by causing Award Shares (whether Vested Shares or Unvested Shares) held by the Trustee as nominee for the Award Holder to be forfeited for no consideration, with the consequence that the Award Holder no longer has any beneficial interest in those Shares;

(b)	by reducing or cancelling any cash bonus payable to the Award Holder by any Group Company;

(c)
by reducing or cancelling any future or existing award made or option granted to the Award Holder under any other share incentive plan or bonus plan operated by any Group Company (other than a Schedule 2 SIP or a Schedule 3 SAYE option plan, as those terms are defined in ITEPA);

(d)	by requiring the Award Holder to make a cash payment to a Group Company; or

(e)	by reducing the Award Holder’s salary.

529849_1

Exhibit 10.25

11.8
If the Award Holder participates in another share incentive plan or bonus plan operated by a Group Company, and that other plan contains a provision that has a similar effect to his or her Rule 10, the Board may give effect to that provision by causing such number of Award Shares (up to the total number of Award Shares, and whether Vested Shares or Unvested Shares) as the Board considers to be fair and reasonable, to be forfeited by the Award Holder for no consideration.

11.9
In the event that Award Shares are forfeited under any provision of this Rule 11, the beneficial ownership of the forfeited Award Shares shall be transferred by the Award Holder to the Trustee as soon as reasonably practicable.

12.	ALTERATIONS

12.1
The Board may at any time, acting fairly and reasonably, alter the Plan or the terms of any Award, save that alterations to the detriment of the Award Holders may not be made without the consent of the majority in number of the Award Holders who would be detrimentally affected by the alteration.

12.2
The Board may, in its discretion, require an Award Holder to enter into an amended Award Agreement to give effect to any alteration to the Plan or the terms of the Award Holder’s Award, save that where entry into the amended Award Agreement would be to the detriment of the Award Holder, the Award Holders may not be required to do so without the consent of the majority in number of the Award Holders who would be detrimentally affected.

13.	MISCELLANEOUS

13.1	Employment
Subject to Rule 5, the rights and obligations of any individual under the terms of his or her office or employment with any Group Company shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in it. An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his or her office or employment for any reason whatsoever insofar as those rights arise or may arise from him or her ceasing to have rights under an Award as a result of such termination. Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it. The grant of any Award does not imply that any further Award will be granted or that an Award Holder has any right to receive any further Award.

13.2	Disputes
In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or relating to the Plan, the decision of the Board shall be final and binding upon all persons.

13.3	Exercise of powers and discretions
The exercise of any power or discretion by the Board shall not be open to question by any person and an Award Holder shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.

13.4	Share rights
Where the beneficial ownership of Shares is transferred to Award Holders, the Award Holders shall be entitled to all rights attaching to such Shares by reference to a record date on or after the date of such transfer, save that the Award Holders shall undertake to waive any rights to vote attaching to such Shares.

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Exhibit 10.25

13.5	Notices
Any notice or other communication under or in connection with the Plan may be given:

(a)
by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his or her last known address, or, where he or she is a director or employee of a Group Company, either to his or her last known address or to the address of the place of business at which he or she performs the whole or substantially the whole of the duties of his or her office or employment;

(b)	in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

(c)	by such other method as the Board determines.

13.6	Third parties
No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

13.7	Benefits not pensionable
Benefits provided under the Plan shall not be pensionable.

13.8	Governing law
The Plan and all Awards shall be governed by and construed in accordance with the law of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.

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